Exhibit 99.1

  ZiLOG Announces Fourth Quarter 2007 Fiscal Year Financial Results


    --  New Products Exceed 44 Percent of Total Sales for the Year

    --  First Year over Year Increase in Annual Sales in 7 Years

    --  Micrologic Annual Sales Growth at 12 Percent

    --  First Production Orders Received for 32 bit ARM Products

    --  Highest Fiscal Year Gross Margin Percent of Sales in 11 Years

    --  Positive Adjusted EBITDA for the Fiscal Year

    --  Announces Consolidation of Research & Development Activities


    SAN JOSE, Calif.--(BUSINESS WIRE)--May 10, 2007--ZiLOG(R), Inc. (NASDAQ: ZILG) the creator of the Z80(R) microprocessor and a leading innovator of integrated microcontrollers (MCU) and universal remote control solutions, today reported results for its 2007 fiscal year fourth quarter ended March 31, 2007. Sales for the twelve months ended March 31, 2007 were $82.0 million, a 4 percent increase as compared to $78.8 million for the comparative twelve month period of the 2006 fiscal year. The sales increase for the 2007 fiscal year included a 12 percent increase in 8-bit micrologic sales driven by an 88 percent increase in embedded flash microcontroller sales to $12.8 million and a 19 percent increase in universal remote control solutions sales to $24.0 million.

    GAAP gross margin for the 2007 fiscal year was 48 percent of sales as compared to 42 percent of sales for the previous fiscal year reflecting higher volumes on new products and lower associated supplier costs as well as design and manufacturing improvements resulting in lower unit costs. GAAP net loss for the twelve months ended March 31, 2007 was $9.0 million or 54 cents per share as compared to a GAAP net loss of $16.8 million or $1.02 per share for the twelve months ended March 31, 2006. Adjusted EDITDA (as defined below) was positive $0.3 million for the 2007 fiscal year as compared to negative $8.0 million for the comparable 2006 fiscal year.

    Sales for the March 2007 fiscal quarter were $19.1 million, a 5 percent decrease compared to sales of $20.1 million for the comparable period a year ago and a decrease of 8 percent from sales of $20.7 million for the immediately preceding quarter. The change in sales for the March 2007 fiscal quarter as compared to the same quarter a year ago primarily reflects higher embedded flash and universal remote control solution sales offset by lower TV and other legacy product sales. The change in sales as compared to the immediately preceding quarter reflects higher universal remote control solution sales offset by lower sales for security, health & fitness and certain legacy products.

    "We were pleased our sales increased year over year, a first for us in seven years. The improvement reflects continued growth in our new embedded flash products and universal remote control solutions, which now comprise over 44 percent of total sales. Our sales for the March 2007 fiscal quarter were lower than we had previously anticipated reflecting the seasonal March quarter slow down coupled with unexpected reductions of inventory levels at certain customers," stated Perry Grace, ZiLOG's Executive Vice President and Chief Financial Officer. "Additionally, we are pleased to announce that in April, 2007,subsequent to the quarter end, we sold our idle Mod II manufacturing facility in Nampa, Idaho for approximately $3.3 million in cash. The sale including the receipt of cash will be reflected in our financial statements for the first quarter of fiscal 2008," added Grace.

    GAAP gross margin for the March 2007 fiscal quarter was 47 percent of sales consistent with the previous quarter and up from 44 percent of sales for the comparable period a year ago. The Company reported adjusted EBITDA of negative $0.5 million in the March 2007 fiscal quarter as compared to positive $0.4 million in the preceding quarter and negative $1.4 million in the fiscal quarter a year ago.

    GAAP net loss for the March 2007 fiscal quarter was $3.6 million or 21 cents per share as compared to a GAAP net loss of $1.6 million or 10 cents per share in the previous quarter and a GAAP net loss of $2.8 million or 17 cents per share in the comparable fiscal quarter a year ago. The net loss for the March 2007 fiscal quarter includes special charges of $1.3 million, non-cash charges for amortization of intangibles of $0.3 million and FAS 123R stock-based compensation charges of $0.4 million. Special charges for the March 2007 fiscal quarter included severance and benefits charges related to the consolidation of engineering activities into the San Jose, California, and Meridian, Idaho design centers with the resulting closure in April 2007 of the Seattle, Washington and Shanghai, China, design and development facilities. Additionally, the Company expects to record approximately $1.0 million of special charges in the June 2007 quarter as a result of these facility closure related activities.

    "As part of our ongoing goal to reduce costs and streamline activities, the consolidation of our engineering efforts will allow us to have a laser focus on improving our engineering efficiency and productivity and will result in accelerating our new products to market. These consolidation activities will lower our quarterly spending and better align our research and development costs to our long term business model," stated Darin Billerbeck, ZiLOG's Chief Executive Officer. "We are extremely pleased to announce that our 32-bit ARM based product is now shipping in production. Although only small volumes will ship in the June quarter, we are excited about our design win progress with key customers in the secured transaction point of sale market," concluded Billerbeck.

    On a Non-GAAP basis (excluding special charges, amortization of intangible assets and stock-based compensation expense) the Company reported a net loss for the March 2007 fiscal quarter of $1.6 million or 10 cents per share as compared to a non-GAAP net loss of $0.8 million or 5 cents per share in the previous quarter and a loss of $2.0 million or 12 cents per share for the comparable fiscal quarter a year ago. The Non-GAAP net loss for the 2007 fiscal year was $3.9 million as compared to $11.8 million for the same period a year ago. The $7.9 million improvement reflects both the significant improvement in gross margins as discussed earlier coupled with lower overall operating expenses.

    The Company shipped approximately 1,200 development tool kits for the March 2007 fiscal quarter, bringing total tool kits shipped since the introduction of its integrated embedded Flash MCU's to over 40,000. Additionally, the Company added another 82 new embedded Flash silicon customers in the March 2007 fiscal quarter, taking the cumulative increase in customers to approximately 3,000 since introduction.

    NON-GAAP FINANCIAL INFORMATION (Unaudited)

    Included above and within the attached schedules are certain Non-GAAP financial measures. Management believes that these Non-GAAP measures are useful measures of operating performance and liquidity because they may exclude the impact of certain items, such as amortization of intangible assets, stock-based compensation, depreciation, non-operating interest, income taxes and special charges. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income
(loss) and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP.

                     Twelve Months             Three Months
                         Ended                    Ended
                    --------------- ----------------------------------
                     Mar.    Mar.    Mar.   Dec.   Sep.   Jul.  Mar.
                      31,     31,     31,    30,    30,    01,    31,
                     2007    2006   2007   2006   2006   2006   2006
                    ------- ------- ------ ------ ------ ------ ------
Reconciliation of
 Non-GAAP Net Loss
 to GAAP Net Loss
--------------------

Non-GAAP net loss    ($3.9) ($11.8) ($1.6) ($0.8) ($0.7) ($0.7) ($2.0)
Non-GAAP
 adjustments:
  Special charges
   and credits         2.4     2.4    1.3    0.1    0.9    0.1   (0.1)
  Cost of sales
   relating to
   inventory
   adjustments           -       -      -      -      -      -    0.5
  Amortization of
   intangible assets   1.3     1.9    0.3    0.3    0.3    0.4    0.3
  Non-cash stock-
   based
   compensation cost
   of sales            0.1       -      -      -      -      -      -
  Non-cash stock-
   based
   compensation R&D    0.3       -    0.1    0.1    0.1    0.1      -
  Non-cash stock-
   based
   compensation SG&A   1.0     0.7    0.3    0.3    0.3    0.2    0.1
                    ------- ------- ------ ------ ------ ------ ------
 Total non-GAAP
  adjustments          5.1     5.0    2.0    0.8    1.6    0.8    0.8
                    ------- ------- ------ ------ ------ ------ ------
GAAP Net loss        ($9.0) ($16.8) ($3.6) ($1.6) ($2.3) ($1.5) ($2.8)
                    ======= ======= ====== ====== ====== ====== ======

    Non-GAAP Net Loss (Unaudited)

    Non-GAAP net loss excludes special charges, adjustments to cost of sales relating to certain inventory adjustments and non-cash charges relating to the amortization of intangible assets and stock-based compensation. We believe that Non-GAAP net loss is a useful measure as it excludes certain special charge items as well as certain non-cash charges, which facilitates a comparison of the Company's operating performance. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, the net loss measured in accordance with GAAP.

                     Twelve Months             Three Months
                         Ended                    Ended
                     -------------- ----------------------------------
Reconciliation of
 Net Loss and Cash
 Flows From
 Operating           Mar.    Mar.   Mar.   Dec.   Sep.   Jul.   Mar.
 Activities to        31,     31,    31,    30,    30,    01,    31,
 EBITDA               2007    2006   2007   2006   2006   2006   2006
-------------------- ------ ------- ------ ------ ------ ------ ------

 Reconciliation of
  net loss to
  EBITDA:
      Net loss       ($9.0) ($16.8) ($3.6) ($1.6) ($2.3) ($1.5) ($2.8)
      Depreciation
       and
       amortization    4.4     4.5    1.1    1.1    1.1    1.1    1.0
      Interest
       income         (1.1)   (0.7)  (0.3)  (0.2)  (0.3)  (0.3)  (0.2)
      Provision for
       income taxes    2.2     1.9    0.6    0.6    0.4    0.6    0.6
                     ------ ------- ------ ------ ------ ------ ------
   EBITDA            ($3.5) ($11.1) ($2.2) ($0.1) ($1.1) ($0.1) ($1.4)
                     ====== ======= ====== ====== ====== ====== ======

 Reconciliation of
  EBITDA to net cash
  provided by (used
  in) operating
  activities:
    EBITDA           ($3.5) ($11.1) ($2.2) ($0.1) ($1.1) ($0.1) ($1.4)
    Provision for
     income taxes     (2.2)   (1.9)  (0.6)  (0.6)  (0.4)  (0.6)  (0.6)
    Interest income    1.1     0.7    0.3    0.2    0.3    0.3    0.2
    Stock-based
     compensation      1.4     0.7    0.4    0.4    0.4    0.3    0.1
    Changes in other
     operating
     assets and
     liabilities       1.5     5.2    0.8   (1.8)   2.5   (0.2)   1.1
                     ------ ------- ------ ------ ------ ------ ------
 Net cash provided
  by (used in)
  operating
  activities         ($1.7)  ($6.4) ($1.3) ($1.9)  $1.7  ($0.3) ($0.6)
                     ====== ======= ====== ====== ====== ====== ======

    Non-GAAP EBITDA (Unaudited)

    Management believes that Non-GAAP EBITDA ("EBITDA"), that is Earnings or loss Before Interest, Taxes, Depreciation and Amortization, is a useful measure of financial performance. We believe that the disclosure of EBITDA helps investors more meaningfully evaluate our liquidity position by the elimination of non-cash related items such as depreciation and amortization. We believe that our investor base regularly uses EBITDA as a measure of the liquidity of our business. Our management uses EBITDA as a supplement to cash flows from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital.

                     Twelve Months             Three Months
                         Ended                    Ended
                     -------------- ----------------------------------
Reconciliation of
 Net Loss and Cash
 Flows From
 Operating           Mar.    Mar.   Mar.   Dec.   Sep.   Jul.   Mar.
 Activities to        31,     31,    31,    30,    30,    01,    31,
 Adjusted EBITDA      2007    2006   2007   2006   2006   2006   2006
-------------------- ------ ------- ------ ------ ------ ------ ------

 Reconciliation of
  net loss to
  Adjusted EBITDA:
      Net loss       ($9.0) ($16.8) ($3.6) ($1.6) ($2.3) ($1.5) ($2.8)
      Depreciation
       and
       amortization    4.4     4.5    1.1    1.1    1.1    1.1    1.0
      Interest
       income         (1.1)   (0.7)  (0.3)  (0.2)  (0.3)  (0.3)  (0.2)
      Provision for
       income taxes    2.2     1.9    0.6    0.6    0.4    0.6    0.6
      Special
       charges and
       credits         2.4     2.4    1.3    0.1    0.9    0.1   (0.1)
      Stock-based
       compensation    1.4     0.7    0.4    0.4    0.4    0.3    0.1
                     ------ ------- ------ ------ ------ ------ ------
   Adjusted EBITDA    $0.3   ($8.0) ($0.5)  $0.4   $0.2   $0.3  ($1.4)
                     ====== ======= ====== ====== ====== ====== ======

 Reconciliation of
  Adjusted EBITDA to
  net cash provided
  by (used in)
  operating
  activities:
    Adjusted EBITDA   $0.3   ($8.0) ($0.5)  $0.4   $0.2   $0.3  ($1.4)
    Special charges
     and credits     ($2.4)  ($2.4) ($1.3) ($0.1) ($0.9) ($0.1)  $0.1
    Provision for
     income taxes     (2.2)   (1.9)  (0.6)  (0.6)  (0.4)  (0.6)  (0.6)
    Interest income    1.1     0.7    0.3    0.2    0.3    0.3    0.2
    Changes in other
     operating
     assets and
     liabilities       1.5     5.2    0.8   (1.8)   2.5   (0.2)   1.1
                     ------ ------- ------ ------ ------ ------ ------
 Net cash provided
  by (used in)
  operating
  activities         ($1.7)  ($6.4) ($1.3) ($1.9)  $1.7  ($0.3) ($0.6)
                     ====== ======= ====== ====== ====== ====== ======

    Non-GAAP Adjusted EBITDA (Unaudited)

    EBITDA reflects our Earnings or loss Before Interest, Taxes, Depreciation and Amortization. Additionally, management uses separate "Adjusted EBITDA" calculations for purposes of determining certain employees' incentive compensation and, subject to meeting specified Adjusted EBITDA amounts, for accelerating the vesting of EBITDA-linked stock options. Adjusted EBITDA, as we define it, excludes interest, income taxes, effects of changes in accounting principles and non-cash charges such as depreciation, amortization, in-process research and development, and stock-based compensation expense. It also excludes cash and non-cash charges associated with reorganization items and special charges and credits, which represent operational restructuring charges, including asset write-offs, employee termination costs, and lease termination costs. Adjusted EBITDA also excludes changes in operating assets and liabilities which are included in net cash used by operating activities. Our management uses Adjusted EBITDA as a supplement to cash flows from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital. This Non-GAAP Adjusted EBITDA measure allows management to monitor cash generated from the operations of the business. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net loss and net cash provided or used in operating activities prepared in accordance with GAAP.

    About ZiLOG, Inc.

    Founded in 1974, ZiLOG won international recognition for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro logic devices. It designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs over 550 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and its products, visit the Company's Web site at: www.ZiLOG.com. ZiLOG, Z8, Z80, EZ80, Z8 ENCORE!, Encore!XP and Zneo are registered trademarks of ZiLOG, Inc. in the United States and in other countries. EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

    Cautionary Statements

    This release contains forward-looking statements (including those related to continued growth in our new embedded flash products) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, our competitors may introduce or market embedded flash products which are perceived as superior to ours or cost less and/or provide additional functionality, and as a result, our embedded flash business may suffer.

    Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether or not ZiLOG achieves anticipated revenue from design wins depends on such things as how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. Notwithstanding changes that may occur with respect to customer matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statement, or any portion thereof, at any time for any reason.

    The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-K for the period ended March 31, 2007.

    For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's Web site at www.ZiLOG.com.


                             ZiLOG, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions except per share data)

                                    ----------------  ----------------
                                     Three Months      Twelve Months
                                          Ended             Ended
                                    ----------------  ----------------
                                    Mar 31,  Mar 31,  Mar 31,  Mar 31,
                                     2007     2006     2007     2006
                                    -------  -------  -------  -------

Net sales                          $  19.1  $  20.1  $  82.0  $  78.8
Cost of sales                         10.1     11.3     43.0     45.4
                                    -------  -------  -------  -------
Gross margin                           9.0      8.8     39.0     33.4
Gross margin %                          47%      44%      48%      42%
Operating expenses:
   Research and development            5.1      5.0     20.5     21.0
   Selling, general and
    administrative                     5.6      6.0     22.7     23.7
   Special charges and credits         1.3     (0.1)     2.4      2.4
   Amortization of intangible
    assets                             0.3      0.3      1.3      1.9
                                    -------  -------  -------  -------
       Total operating expenses       12.3     11.2     46.9     49.0
                                    -------  -------  -------  -------
Operating loss (1)                 $  (3.3) $  (2.4) $  (7.9) $ (15.6)

Other income (expense):
   Interest income                     0.3      0.2      1.1      0.8
   Other, net                            -        -        -     (0.1)
                                    -------  -------  -------  -------
Loss before provision for income
 taxes                                (3.0)    (2.2)    (6.8)   (14.9)
Provision for income taxes             0.6      0.6      2.2      1.9
                                    -------  -------  -------  -------
Net loss                           $  (3.6) $  (2.8) $  (9.0) $ (16.8)
                                    =======  =======  =======  =======

Basic and diluted net loss per
 share                             $ (0.21) $ (0.17) $ (0.54) $ (1.02)
                                    =======  =======  =======  =======

Weighted-average shares used in
 computing basic and diluted net
 loss per share                       16.8     16.6     16.7     16.4
                                    =======  =======  =======  =======

(1)Includes stock based
    compensation charges as follows
    (fiscal year 2007 amounts
    reflect adoption of FAS 123R):
        Cost of sales              $     -  $     -  $   0.1  $     -
        Research and development       0.1        -      0.3        -
        Selling, general and
         administrative                0.3      0.1      1.0      0.7
                                    -------  -------  -------  -------
        Total stock based
         compensation included in
         operating loss            $   0.4  $   0.1  $   1.4  $   0.7
                                    -------  -------  -------  -------


                             ZiLOG, INC.
           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in millions)

                                                    Mar. 31,  Mar. 31,
                                                     2007      2006
                                                    --------  --------

                                ASSETS

Current assets:
    Cash and cash equivalents                      $   19.4  $   27.0
    Accounts receivable, net                            8.0       9.6
    Inventories                                         8.5       7.6
    Assets held for sale                                3.2       1.8
    Deferred tax asset                                  0.4       0.4
    Prepaid expenses and other current assets           1.9       2.2
                                                    --------  --------
Total current assets                                   41.4      48.6
                                                    --------  --------

  Property, plant and equipment, net                    6.5       7.5
  Goodwill                                              2.2       6.7
  Intangible assets, net                                3.5       4.8
  Other assets                                          2.2       4.0
                                                    --------  --------
Total assets                                       $   55.8  $   71.6
                                                    ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                               $    6.1  $    9.9
    Income taxes payable                                0.6       0.5
    Accrued compensation and employee benefits          2.8       2.5
    Estimated due to ZiLOG-Mod III Inc. Series A
     Preferred shareholders on liquidation of
     subsidiary                                           -       2.5
    Other accrued liabilities                           2.9       2.4
    Deferred income on shipments to distributors        7.1       6.1
                                                    --------  --------
        Total current liabilities                      19.5      23.9
                                                    --------  --------

Deferred tax liability                                  0.4       0.4
Other non-current liabilities                           1.2       5.5
                                                    --------  --------
        Total liabilities                              21.1      29.8
                                                    --------  --------


Stockholders' equity:
    Common stock                                        0.2       0.2
    Deferred stock based compensation                     -      (0.6)
    Additional paid-in capital                        124.5     123.2
    Treasury stock                                     (7.2)     (7.2)
    Accumulated deficit                               (82.8)    (73.8)
                                                    --------  --------
        Total stockholders' equity                     34.7      41.8
                                                    --------  --------
Total liabilities and stockholders' equity         $   55.8  $   71.6
                                                    ========  ========


                             ZiLOG, INC.
             UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                            (in millions)

                                    ----------------  ----------------
                                     Three Months      Twelve Months
                                          Ended             Ended
                                    ----------------  ----------------
                                    Mar 31,  Mar 31,  Mar 31,  Mar 31,
                                      2007     2006     2007     2006
                                    -------  -------  -------  -------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net loss                           $  (3.6) $  (2.8) $  (9.0) $ (16.8)
Adjustments to reconcile net loss
 to net cash used in operating
 activities:
   Goodwill adjustment                 4.5      1.5      4.5      1.9
   Depreciation and amortization       0.8      0.7      3.1      2.6
   Stock-based compensation            0.4      0.1      1.4      0.7
   Amortization of fresh-start
    intangible assets                  0.3      0.3      1.3      1.9
   Impairment of long lived assets
    and assets held for sale             -      0.5        -      0.5
Changes in operating assets and
 liabilities:
   Accounts receivable                 0.8     (0.3)     1.6      2.9
   Inventories                         1.0      0.4     (0.9)     3.0
   Prepaid expenses and other
    current and non-current assets     0.8      0.6      2.2      2.1
   Accounts payable                   (2.8)    (0.3)    (3.8)    (1.7)
   Accrued compensation and
    employee benefits                    -     (0.1)     0.3     (0.6)
   Deferred income on shipments to
    distributors                       0.2      0.3      1.0      0.1
   Accrued and other current
    liabilities                        0.8     (0.6)     0.8     (1.9)
   Non-current liabilities            (4.5)    (0.9)    (4.2)    (1.1)
                                    -------  -------  -------  -------
      Net cash used in operating
       activities                  $  (1.3) $  (0.6) $  (1.7) $  (6.4)
                                    -------  -------  -------  -------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
   Assets held for sale               (0.1)       -     (1.4)       -
   Net proceeds from sale of MOD
    III Assets                           -      3.9        -      3.9
   Payments to MOD III Preferred
    Series A Shareholders                -        -     (2.9)       -
   Capital expenditures               (0.3)    (0.5)    (2.1)    (4.2)
                                    -------  -------  -------  -------
      Net cash provided by (used
       in) investing activities    $  (0.4) $   3.4  $  (6.4) $  (0.3)
                                    -------  -------  -------  -------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
   Proceeds from issuance of common
    stock under employee stock
    plans                              0.1      0.1      0.5      0.2
   Stock purchases                       -        -        -     (0.1)
                                    -------  -------  -------  -------
      Net cash provided by
       financing activities        $   0.1  $   0.1  $   0.5  $   0.1
                                    -------  -------  -------  -------

Increase (decrease) in cash and
 cash equivalents                     (1.6)     2.9     (7.6)    (6.6)
Cash and cash equivalents at
 beginning of period                  21.0     24.1     27.0     33.6
                                    -------  -------  -------  -------
Cash and cash equivalents at end of
 period                            $  19.4  $  27.0  $  19.4  $  27.0
                                    =======  =======  =======  =======


                             ZiLOG, Inc.
           SELECTED UNAUDITED TRENDED FINANCIAL INFORMATION
(Amounts in millions except percentages, selected key metrics and per share amounts)


                                                   Twelve Months Ended
                                                   -------------------
                                                   Mar. 31,  Mar. 31,
                                                    2007      2006
                                                   --------  --------

Sales & expenses Information:
--------------------------------------------------
 Net sales                                           $82.0     $78.8
 Cost of sales                                        43.0      45.4
 Gross margin                                        $39.0     $33.4
 Gross margin %                                         48%       42%
 Operating expenses:
    Research and development                         $20.5     $21.0
    Selling, general and administrative               22.7      23.7
    Special charges and credits                        2.4       2.4
    Amortization of intangible assets                  1.3       1.9
                                                   --------  --------
        Total operating expenses                     $46.9     $49.0
                                                   --------  --------

 Operating loss                                      $(7.9)   $(15.6)

 Interest and other income (expense)                   1.1       0.7
                                                   --------  --------
 Loss before provision for income taxes              $(6.8)   $(14.9)
                                                   --------  --------
 Provision for income taxes                            2.2       1.9
                                                   --------  --------
 Net loss                                            $(9.0)   $(16.8)
                                                   ========  ========

 Weighted average basic and diluted shares            16.7      16.4
 Basic and diluted loss per share                   $(0.54)   $(1.02)

Sales Information:
--------------------------------------------------
Net Sales - by product category
 Micrologic products - embedded flash                $12.8      $6.8
 Micrologic products - remote controls                24.0      20.2
                                                   --------  --------
 Micrologic new products                             $36.8     $27.0
                                                   --------  --------
 Micrologic products - other non flash                30.7      33.2
                                                   --------  --------
 Total micrologic products                           $67.5     $60.2
                                                   --------  --------
 Other products                                       14.5      18.6
                                                   --------  --------
 Total net sales                                     $82.0     $78.8
                                                   ========  ========

Net Sales - by channel
 OEM                                                 $36.0     $34.8
 Distribution                                         46.0      44.0
                                                   --------  --------
    Total net sales                                  $82.0     $78.8
                                                   ========  ========

Net Sales - by region
 America's                                           $33.7     $31.9
 Asia (including Japan)                               37.7      36.4
 Europe                                               10.6      10.5
                                                   --------  --------
    Total net sales                                  $82.0     $78.8
                                                   ========  ========

Selected Key Metrics (as defined in our Form
 10Q/10K)
--------------------------------------------------
 Days sales outstanding                                 37        44
 Net sales to inventory ratio (annualized)             9.2       9.1
 Weeks of inventory at distributors                     12        10
 Current ratio                                         2.1       2.0

Other Selected Financial Metrics
--------------------------------------------------
 Depreciation and amortization (excluding
  intangibles)                                        $3.1      $2.6
 Amortization of fresh-start intangibles              $1.3      $1.9
 Special charges and credits                          $2.4      $2.4
 Capital expenditures                                 $2.1      $4.2
 Cash and Cash Equivalents                           $19.4     $27.0


                                         Three Months Ended
                               ---------------------------------------
                                Mar.    Dec.    Sep.    Jul.    Mar.
                                 31,     30,     30,     01,     31,
                                2007    2006    2006    2006    2006
                               ------- ------- ------- ------- -------

Sales & expenses Information:
-------------------------------
 Net sales                      $19.1   $20.7   $21.2   $21.0   $20.1
 Cost of sales                   10.1    11.0    11.4    10.5    11.3
 Gross margin                    $9.0    $9.7    $9.8   $10.5    $8.8
 Gross margin %                    47%     47%     46%     50%     44%
 Operating expenses:
    Research and development     $5.1    $5.2    $5.0    $5.2    $5.0
    Selling, general and
     administrative               5.6     5.3     5.8     6.0     6.0
    Special charges and credits   1.3     0.1     0.9     0.1    (0.1)
    Amortization of intangible
     assets                       0.3     0.3     0.3     0.4     0.3
                               ------- ------- ------- ------- -------
        Total operating
         expenses               $12.3   $10.9   $12.0   $11.7   $11.2
                               ------- ------- ------- ------- -------

 Operating loss                 $(3.3)  $(1.2)  $(2.2)  $(1.2)  $(2.4)

 Interest and other income
  (expense)                       0.3     0.2     0.3     0.3     0.2
                               ------- ------- ------- ------- -------
 Loss before provision for
  income taxes                  $(3.0)  $(1.0)  $(1.9)  $(0.9)  $(2.2)
                               ------- ------- ------- ------- -------
 Provision for income taxes       0.6     0.6     0.4     0.6     0.6
                               ------- ------- ------- ------- -------
 Net loss                       $(3.6)  $(1.6)  $(2.3)  $(1.5)  $(2.8)
                               ======= ======= ======= ======= =======

 Weighted average basic and
  diluted shares                 16.8    16.7    16.6    16.6    16.6
 Basic and diluted loss per
  share                        $(0.21) $(0.10) $(0.14) $(0.09) $(0.17)

Sales Information:
-------------------------------
Net Sales - by product category
 Micrologic products - embedded
  flash                          $3.1    $3.6    $3.7    $2.4    $1.6
 Micrologic products - remote
  controls                        6.3     5.9     6.0     5.7     5.3
                               ------- ------- ------- ------- -------
 Micrologic new products         $9.4    $9.5    $9.7    $8.1    $6.9
                               ------- ------- ------- ------- -------
 Micrologic products - other
  non flash                       6.3     7.9     8.1     8.5     8.9
                               ------- ------- ------- ------- -------
 Total micrologic products      $15.7   $17.4   $17.8   $16.6   $15.8
                               ------- ------- ------- ------- -------
 Other products                   3.4     3.3     3.4     4.4     4.3
                               ------- ------- ------- ------- -------
 Total net sales                $19.1   $20.7   $21.2   $21.0   $20.1
                               ======= ======= ======= ======= =======

Net Sales - by channel
 OEM                             $8.7   $10.1    $8.6    $8.6    $8.9
 Distribution                    10.4    10.6    12.6    12.4    11.2
                               ------- ------- ------- ------- -------
    Total net sales             $19.1   $20.7   $21.2   $21.0   $20.1
                               ======= ======= ======= ======= =======

Net Sales - by region
 America's                       $8.4    $9.2    $8.3    $7.9    $8.1
 Asia (including Japan)           8.0     9.5    10.1    10.0     8.9
 Europe                           2.7     2.0     2.8     3.1     3.1
                               ------- ------- ------- ------- -------
    Total net sales             $19.1   $20.7   $21.2   $21.0   $20.1
                               ======= ======= ======= ======= =======

Selected Key Metrics (as
 defined in our Form 10Q/10K)
-------------------------------
 Days sales outstanding            38      38      33      41      42
 Net sales to inventory ratio
  (annualized)                    9.0     8.7     9.9     9.1    10.6
 Weeks of inventory at
  distributors                     13      13      13      10      10
 Current ratio                    2.1     2.1     1.9     2.0     2.0

Other Selected Financial
 Metrics
-------------------------------
 Depreciation and amortization
  (excluding intangibles)        $0.8    $0.8    $0.8    $0.7    $0.7
 Amortization of fresh-start
  intangibles                    $0.3    $0.3    $0.3    $0.4    $0.3
 Special charges and credits     $2.2    $0.1    $0.9    $0.1   $(0.1)
 Capital expenditures            $0.3    $0.2    $0.9    $0.6    $0.5
 Cash and Cash Equivalents      $19.4   $21.0   $26.2   $26.1   $27.0

    CONTACT: ZiLOG, Inc.
             Stew Chalmers, 818-681-3588
             Director Corporate Communications